Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR

RIVERVIEW FINANCIAL CORPORATION

REPORTS THIRD QUARTER 2016 EARNINGS

HARRISBURG, PA, October 19 / MARKETWIRED / Riverview Financial Corporation (“Riverview”) (OTCQX: RIVE), the financial holding company for Riverview Bank, today reported unaudited financial results at and for the three and nine months ended September 30, 2016. Riverview reported net income of $971 thousand, or $0.30 per basic and diluted weighted average share for the third quarter of 2016, compared to $622 thousand, or $0.23 per share, for the comparable period of 2015.

Core net income for the three months ended September 30, 2016 was $880 thousand, an increase of 20.5% from $730 thousand for the second quarter of 2016 and an increase of 1.6% from $866 thousand for the same period in 2015. Core net income, a non-GAAP financial measure reconciled to net income in the tabular material that follows, excludes net gains on sale of investment securities and acquisition related expenses, net of tax. Net gains on the sale of investment securities were $152 thousand for the third quarter of 2016 and $11 thousand for the same period last year. The results for the three months ended September 30, 2015, included pretax expenses related to the acquisition of Citizens National Bank of Meyersdale (the “merger”) of approximately $380 thousand. Core net income per share for the three months ended September 30, 2016 was $0.27, compared to $0.23 for the second quarter of 2016 and $0.32 for the same period in 2015.

Net income for the nine months ended September 30, 2016, totaled $2.6 million or $0.80 per share compared to a net loss of $348 thousand or ($0.13) per share for the same period last year.

Core net income for the nine months ended September 30, 2016 was $2.4 million, up 61.8% from $1.5 million for the same period in 2015. Core net income per share for the nine months ended September 30, 2016 was $0.75, an increase from $0.55 for the same period in 2015. The results for the nine months ended September 30, 2016 included net gains on sale of investment securities of $319 thousand compared to a net loss of $20 thousand for the comparable nine months of 2015. Pretax acquisition and restructuring related expenses recognized for the nine months ended September 30, 2015, approximated $2.8 million.

“We are pleased with the progression of our quarterly earnings over the past three quarters after the completion of the merger of Citizens National Bank of Meyersdale with and into Riverview Bank in the fourth quarter of 2015,” stated Kirk D. Fox, Chief Executive Officer. “Despite the continuation of a very challenging interest rate and competitive environment, we have been able to maintain the level of our net interest margin which is the driving force behind the earnings improvement. In addition, we continue to focus our efforts on the successful build out of our Wealth Management Division in order to diversify revenue flow through increased noninterest income. This division will afford our customers the ability to invest in expanded offerings of investment products and services outside of those traditionally offered through our branch system,” continued Fox. “With respect to nonfinancial objectives, we plan to introduce our mobile banking product in the first quarter of 2017, which will significantly improve customer access to their banking relationship with Riverview Bank and is expected to grow our core deposit base,” concluded Fox.

HIGHLIGHTS

•	Net income per share increased to $0.30 in the third quarter of 2016 versus $0.23 for the same period in 2015.

•	For the third quarter of 2016, tax equivalent net interest margin improved to 3.99% compared to 3.78% for the same period in 2015.

•	Deposits grew $10.7 million or 3.2% annualized in 2016.

•	Nonperforming assets decreased to $8.6 million at the end of the third quarter of 2016 from $9.4 million at the end of the second quarter 2016 and $10.8 million at December 31, 2015.

•	Tangible book value per share improved $0.14 to $11.54 at the end of the third quarter of 2016 compared to $11.40 at June 30, 2016.

INCOME STATEMENT REVIEW

The tax-equivalent net interest margins for the three and nine months ended September 30, were 3.99% and 3.85% in 2016, compared to 3.78% and 3.76% in 2015, respectively.

Tax-equivalent net interest income for the nine months ended September 30, increased $2.5 million to $14.0 million in 2016 from $11.5 million in 2015. The increase in tax equivalent net interest income was primarily attributable to additional interest earning assets and interest bearing liabilities acquired as part of the merger as well as a 9 basis point increase in the tax-equivalent net interest margin. The tax-equivalent yield on the loan portfolio increased to 4.57% for the nine months ended September 30, 2016 compared to 4.48% for the comparable period in 2015. Loans, net averaged $402.5 million in 2016 and $349.8 million in 2015. For the nine months ended September 30, the tax-equivalent yield on total investments increased to 3.35% in 2016 from 3.33% in 2015. Average investments totaled $72.1 million in the nine months ended September 30, 2016 and $48.4 million for the comparable period in 2015. Average interest-bearing liabilities increased for the nine months ended September 30, 2016 to $416.4 million, compared to $346.1 million for the corresponding period last year. The cost of funds declined to 0.53% in the nine months ended September 30, 2016 from 0.57% for the same period of 2015. Tax-equivalent net interest income for the three months ended September 30, increased to $4.8 million in 2016 from $3.9 million in 2015.

The provision for loan losses totaled $284 thousand for the nine months ended September 30, 2016, compared to $450 thousand for the same period last year. The decrease in the provision for loan losses in 2016 was due to the application of our allowance for loan losses methodology, which was primarily influenced by a lower level of nonperforming assets as a percentage of loans and foreclosed assets compared to the prior year period. A provision of $29 thousand was recognized for the quarter ended September 30, 2016 as compared with none for the quarter ended September 30, 2015.

For the nine months ended September 30, noninterest income totaled $2.6 million in 2016, an increase from $1.7 million in 2015. Net gains on sale of investment securities were $484 thousand in 2016 compared to a net loss of $30 thousand in 2015. Increased service charges, fees and commissions, trust income, mortgage banking activities and life insurance investment income more than offset a decrease in wealth management income and losses on the sale of other real estate owned. For the three months ended September 30, noninterest income totaled $970 thousand in 2016 and $606 thousand in 2015.

Noninterest expense decreased $990 thousand or 7.3%, to $12.6 million for the nine months ended September 30, 2016, from $13.6 million for the nine months ended September 30,

2015. The reduction in salaries and employee benefit expense was a result of the recognition of a severance payout for the departure of the former chief executive officer in 2015. The implementation of certain consolidation and efficiency initiatives related to branch closures in 2015 was the primary cause of declines in net occupancy and equipment expenses in 2016. For the third quarter, noninterest expense amounted to $4.3 million in 2016 and $3.6 million in 2015.

BALANCE SHEET REVIEW

Total assets, loans and deposits totaled $527.1 million, $398.2 million and $459.0 million, respectively, at September 30, 2016. Loans, net decreased $11.7 million or 2.8% comparing the end of the third quarter 2016 to year-end 2015. Total deposits increased $10.7 million through nine months of 2016. Noninterest-bearing deposits increased $1.2 million or 2.3% annualized, while interest-bearing deposits increased $9.5 million or 3.3% annualized in 2016. Total investments were $72.4 million at September 30, 2016, a decrease of $3.5 million or 6.1% annualized from year-end 2015.

Stockholders’ equity totaled $44.2 million or $13.67 per share at September 30, 2016, and $42.3 million or $13.20 per share at December 31, 2015. Total tangible stockholders’ equity improved to $37.3 million or $11.54 per share at September 30, 2016, compared to $36.0 million or $11.24 per share at year-end 2015. Dividends declared for the nine months ended September 30, 2016 amounted to $0.41 per share representing a dividend payout ratio of 51.3%.

ASSET QUALITY REVIEW

Nonperforming assets were $8.6 million or 2.2% of loans, net and foreclosed assets at September 30, 2016, an improvement from $9.4 million or 2.4% at June 30, 2016, and $10.8 million or 2.6% at December 31, 2015. The allowance for loan losses equaled $3.6 million or 0.91% of loans, net at September 30, 2016 compared to $4.4 million or 1.07% of loans, net, at December 31, 2015. Loans charged-off, net of recoveries, for the nine months ended September 30, 2016, equaled $1.0 million or 0.33% of average loans, compared to $248 thousand or 0.10% of average loans for the nine months ended September 30, 2015.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Halifax Bank, Marysville Bank, Citizens Neighborhood Bank, and Riverview Financial Wealth Management. An independent community bank, Riverview Bank serves Berks, Dauphin, Northumberland, Perry, Schuylkill, and Somerset Counties in Pennsylvania through 17 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview Financial Wealth Management provides investment advisory services to the general public through offices in Lebanon, Northumberland and Schuylkill Counties. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE:	Riverview Financial Corporation
/Contact:	MEDIA/INVESTORS, Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com
Co:	Riverview Financial Corporation
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre- acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results for the three and nine months ended September 30, 2016 and 2015, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale and acquisition related expenses. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Sept 30 2016	Jun 30 2016	Mar 31 2016	Dec 31 2015	Sept 30 2015
Key performance data:
Per share data:
Net income (loss)	$0.30	$0.27	$0.23	($0.15)	$0.23
Core net income (loss) (1)	$0.27	$0.23	$0.25	($0.02)	$0.32
Cash dividends declared	$0.14	$0.14	$0.14	$0.14	$0.14
Book value	$13.67	$13.57	$13.40	$13.20	$13.54
Tangible book value (1)	$11.54	$11.40	$11.47	$11.24	$12.26
Market value:
High	$12.20	$12.10	$13.20	$13.40	$13.00
Low	$11.00	$11.00	$11.00	$12.50	$11.90
Closing	$11.40	$12.10	$11.10	$13.20	$12.25
Market capitalization	$36,816	$38,973	$35,597	$42,313	$33,213
Common shares outstanding	3,229,467	3,220,934	3,206,927	3,205,544	2,711,258

Selected ratios:
Return on average stockholders’ equity	8.73%	7.92%	7.07%	(4.36%)	6.75%
Core return on average stockholders’ equity (1)	7.91%	6.76%	7.47%	(0.70%)	9.39%
Return on average tangible stockholders’ equity (1)	10.36%	9.34%	8.27%	(5.02%)	7.09%
Core return on average tangible stockholders’ equity (1)	9.39%	7.97%	8.74%	(0.80%)	9.86%
Return on average assets	0.73%	0.64%	0.56%	(0.35%)	0.55%
Core return on average assets (1)	0.66%	0.55%	0.59%	(0.06%)	0.77%
Stockholders’ equity to total assets	8.38%	8.29%	7.95%	7.70%	8.12%
Efficiency ratio (2)	74.02%	79.53%	76.85%	91.65%	79.46%
Nonperforming assets to loans, net, and foreclosed assets	2.15%	2.35%	2.44%	2.63%	3.40%
Net charge-offs to average loans, net		0.27%	0.74%	0.73%	0.17%
Allowance for loan losses to loans, net	0.91%	0.91%	0.93%	1.07%	1.13%
Earning assets yield (FTE) (3)	4.43%	4.22%	4.26%	4.30%	4.23%
Cost of funds	0.51%	0.54%	0.53%	0.50%	0.53%
Net interest spread (FTE) (3)	3.92%	3.68%	3.73%	3.80%	3.70%
Net interest margin (FTE) (3)	3.99%	3.75%	3.80%	3.88%	3.78%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate of 34%.

Riverview Financial Corporation

Consolidated Statements of Income

(In thousands, except per share data)

Nine Months Ended	Sept 30 2016	Sept 30 2015
Interest income:
Interest and fees on loans:
Taxable	$13,362	$11,396
Tax-exempt	261	210
Interest and dividends on investment securities:
Taxable	1,375	690
Tax-exempt	280	335
Dividends	8	9
Interest on interest-bearing deposits in other banks	41	27
Interest on federal funds sold	2
Total interest income	15,329	12,667

Interest expense:
Interest on deposits	1,375	1,294
Interest on short-term borrowings	59	48
Interest on long-term debt	214	133
Total interest expense	1,648	1,475
Net interest income	13,681	11,192
Provision for loan losses	284	450
Net interest income after provision for loan losses	13,397	10,742

Noninterest income:
Service charges, fees, commissions	933	740
Commissions and fees on fiduciary activities	88	65
Wealth management income	531	562
Mortgage banking income	401	316
Life insurance investment income	276	167
Net loss on sale or adjustment of other real estate owned	(116)	(92)
Net gain (loss) on sale of investment securities available-for-sale	484	(30)
Total noninterest income	2,597	1,728

Noninterest expense:
Salaries and employee benefits expense	6,611	7,636
Net occupancy and equipment expense	1,617	2,135
Amortization of intangible assets	247	196
Other expenses	4,102	3,600
Total noninterest expense	12,577	13,567
Income before income taxes	3,417	(1,097)
Provision for income tax expense (benefit)	838	(749)
Net income (loss)	$2,579	($348)

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$940	($144)
Reclassification adjustment for gain included in net income	(484)	30
Income tax expense (benefit) related to other comprehensive income	155	(39)
Other comprehensive income (loss), net of income taxes	301	(75)
Comprehensive income (loss)	$2,880	($423)

Per share data:
Net income (loss):
Basic	$0.80	($0.13)
Diluted	$0.80	($0.13)

Average common shares outstanding:
Basic	3,214,967	2,709,887
Diluted	3,237,553	2,718,742
Cash dividends declared	$0.41	$0.41

Riverview Financial Corporation

Consolidated Statements of Income

(In thousands, except per share data)

Three months ended	Sept 30 2016	Jun 30 2016	Mar 31 2016	Dec 31 2015	Sept 30 2015
Interest income:
Interest and fees on loans:
Taxable	$4,598	$4,337	$4,427	$3,937	$3,821
Tax-exempt	87	88	86	83	78
Interest and dividends on investment securities available-for-sale:
Taxable	539	435	401	269	225
Tax-exempt	53	91	136	141	133
Dividends	1	4	3	4	3
Interest on interest-bearing deposits in other banks	13	13	15	10	9
Interest on federal funds sold	—	1	1
Total interest income	5,291	4,969	5,069	4,444	4,269

Interest expense:
Interest on deposits	447	461	467	385	419
Interest on short-term borrowings	3	13	43	33	15
Interest on long-term debt	77	82	55	36	28
Total interest expense	527	556	565	454	462
Net interest income	4,764	4,413	4,504	3,990	3,807
Provision for loan losses	29	156	99	1,022
Net interest income after provision for loan losses	4,735	4,257	4,405	2,968	3,807

Noninterest income:
Service charges, fees, commissions	315	320	298	281	265
Commissions and fees on fiduciary activities	34	35	19	20	22
Wealth management income	194	179	158	186	179
Mortgage banking income	210	109	82	87	112
Life insurance investment income	118	76	82	50	42
Net gain (loss) on sale or adjustment of other real estate owned	(53)	(69)	6	(168)	(25)
Net gain (loss) on sale of investment securities available-for-sale	152	334	(2)	13	11
Total noninterest income	970	984	643	469	606

Noninterest expense:
Salaries and employee benefits expense	2,334	2,126	2,151	2,364	1,765
Net occupancy and equipment expense	538	526	553	565	794
Amortization of intangible assets	95	76	76	63	65
Other expenses	1,313	1,448	1,341	1,252	1,025
Total noninterest expense	4,280	4,176	4,121	4,244	3,649
Income before income taxes	1,425	1,065	927	(807)	764
Income tax expense (benefit)	454	210	174	(401)	142
Net income (loss)	$971	$855	$753	($406)	$622

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	($148)	$581	$507	$103	$232
Reclassification adjustment for (gain) loss included in net income	(152)	(334)	2	(13)	(11)
Change in pension liability				(344)
Income tax expense (benefit) related to other comprehensive income (loss)	(102)	84	173	(86)	75
Other comprehensive income (loss), net of income taxes	(198)	163	336	(168)	146
Comprehensive income (loss)	$773	$1,018	$1,089	($574)	$768

Per share data:
Net income (loss):
Basic	$0.30	$0.27	$0.23	($0.15)	$0.23
Diluted	$0.30	$0.27	$0.23	($0.15)	$0.23
Average common shares outstanding:
Basic	3,224,053	3,214,247	3,206,501	2,712,547	2,710,803
Diluted	3,244,688	3,245,867	3,222,005	2,720,349	2,719,328
Cash dividends declared	$0.14	$0.14	$0.14	$0.14	$0.14

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Sept 30 2016	June 30 2016	Mar 31 2016	Dec 31 2015	Sept 30 2015
Net interest income:
Interest income
Loans, net:
Taxable	$4,598	$4,337	$4,427	$3,937	$3,821
Tax-exempt	132	133	130	126	118
Total loans, net	4,730	4,470	4,557	4,063	3,939
Investments:
Taxable	540	439	404	273	228
Tax-exempt	80	138	206	214	202
Total investments	620	577	610	487	430
Interest on interest-bearing balances in other banks	13	13	15	10	9
Federal funds sold		1	1
Total interest income	5,363	5,061	5,183	4,560	4,378
Interest expense:
Deposits	447	461	467	385	419
Short-term borrowings	3	13	43	33	15
Long-term debt	77	82	55	36	28
Total interest expense	527	556	565	454	462
Net interest income	$4,836	$4,505	$4,618	$4,106	$3,916

Loans, net:
Taxable	4.71%	4.49%	4.52%	4.54%	4.44%
Tax-exempt	4.49%	4.31%	4.12%	4.43%	4.71%
Total loans, net	4.70%	4.49%	4.51%	4.53%	4.45%
Investments:
Taxable	3.30%	2.97%	3.02%	3.06%	2.85%
Tax-exempt	4.90%	4.54%	4.31%	4.43%	4.41%
Total investments	3.44%	3.24%	3.36%	3.54%	3.41%
Interest-bearing balances with banks	0.55%	0.54%	0.67%	0.39%	0.36%
Federal funds sold		0.43%	0.50%
Total earning assets	4.43%	4.22%	4.26%	4.30%	4.23%
Interest expense:
Deposits	0.45%	0.47%	0.48%	0.48%	0.52%
Short-term borrowings	0.56%	0.55%	0.58%	0.39%	0.35%
Long-term debt	2.71%	2.90%	2.34%	1.88%	1.75%
Total interest-bearing liabilities	0.51%	0.54%	0.53%	0.50%	0.53%
Net interest spread	3.92%	3.68%	3.73%	3.80%	3.70%
Net interest margin	3.99%	3.75%	3.80%	3.88%	3.78%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

At period end	Sept 30 2016	Jun 30 2016	Mar 31 2016	Dec 31 2015	Sept 30 2015
Assets:
Cash and due from banks	$7,066	$6,193	$13,145	$14,679	$6,514
Interest-bearing balances in other banks	9,051	8,606	12,194	8,009	8,739
Investment securities available-for-sale	72,371	74,253	73,317	75,850	53,853
Loans held for sale	820	318	594	1,094
Loans, net	398,193	398,493	401,482	409,845	352,308
Less: allowance for loan losses	3,637	3,609	3,717	4,365	3,994
Net loans	394,556	394,884	397,765	405,480	348,314
Premises and equipment, net	12,287	12,236	12,349	12,373	11,696
Accrued interest receivable	1,701	1,586	1,610	1,594	1,368
Goodwill	5,408	5,408	4,757	4,757	2,297
Other intangible assets, net	1,497	1,593	1,425	1,501	1,175
Other assets	22,321	22,236	23,759	24,112	18,009
Total assets	$527,078	$527,313	$540,915	$549,449	$451,965

Liabilities:
Deposits:
Noninterest-bearing	$71,329	$70,230	$69,935	$70,106	$54,020
Interest-bearing	387,664	391,217	385,569	378,236	324,715
Total deposits	458,993	461,447	455,504	448,342	378,735
Short-term borrowings	6,000	4,069	25,000	42,575	23,333
Long-term debt	11,257	11,335	11,400	9,350	7,350
Accrued interest payable	220	221	267	236	112
Other liabilities	6,447	6,520	5,766	6,643	5,715
Total liabilities	482,917	483,592	497,937	507,146	415,245

Stockholders’ equity:
Common stock	22,077	22,077	22,077	22,077	22,077
Capital surplus	7,089	6,979	6,812	6,784	254
Retained earnings	14,802	14,274	13,861	13,550	14,329
Accumulated other comprehensive income (loss)	193	391	228	(108)	60
Total stockholders’ equity	44,161	43,721	42,978	42,303	36,720
Total liabilities and stockholders’ equity	$527,078	$527,313	$540,915	$549,449	$451,965

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

Average quarterly balances	Sept 30 2016	Jun 30 2016	Mar 31 2016	Dec 31 2015	Sept 30 2015
Assets:
Loans, net:
Taxable	$388,752	$388,062	$393,778	$344,201	$341,147
Tax-exempt	11,675	12,446	12,714	11,272	9,958
Total loans, net	400,427	400,508	406,492	355,473	351,105
Investments:
Taxable	65,126	59,354	53,747	35,365	31,786
Tax-exempt	6,524	12,203	19,244	19,196	18,132
Total investments	71,650	71,557	72,991	54,561	49,918
Interest-bearing balances with banks	9,371	9,673	8,998	10,219	9,834
Federal funds sold	199	926	808	15	34
Total earning assets	481,647	482,664	489,289	420,268	410,891
Other assets	49,010	50,667	55,785	38,225	37,361
Total assets	$530,657	$533,331	$545,074	$458,493	$448,252

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$395,272	$392,343	$388,317	$317,374	$322,405
Noninterest-bearing	70,956	70,342	68,274	57,101	59,795
Total deposits	466,228	462,685	456,591	374,475	382,200
Short-term borrowings	2,114	9,451	29,593	33,517	17,058
Long-term debt	11,284	11,360	9,440	7,589	6,359
Other liabilities	6,799	6,425	6,615	5,970	6,077
Total liabilities	486,425	489,921	502,239	421,551	411,694
Stockholders’ equity	44,232	43,410	42,835	36,942	36,558
Total liabilities and stockholders’ equity	$530,657	$533,331	$545,074	$458,493	$448,252

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Sept 30 2016	Jun 30 2016	Mar 31 2016	Dec 31 2015	Sept 30 2015
At quarter end:
Nonperforming assets:
Nonaccrual loans	$1,463	$1,575	$1,949	$3,182	$3,744
Accruing restructured loans	6,017	6,600	6,626	6,666	6,176
Accruing loans past due 90 days or more	133	349	199	89	1,020
Foreclosed assets	988	842	1,043	885	1,057
Total nonperforming assets	$8,601	$9,366	$9,817	$10,822	$11,997

Three months ended:
Allowance for loan losses:
Beginning balance	$3,609	$3,717	$4,365	$3,994	$4,145
Charge-offs	34	303	758	652	172
Recoveries	34	39	11	1	21
Provision for loan losses	29	156	99	1,022
Ending balance	$3,638	$3,609	$3,717	$4,365	$3,994

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Sept 30 2016	Jun 30 2016	Mar 30 2016	Dec 31 2015	Sept 30 2015
Three months ended:

Core net income (loss) per share:
Net income (loss) GAAP	$971	$855	$753	($406)	$622
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	100	220	(1)	9	7
Add: Acquisition related expenses, net of tax	9	95	42	350	251
Net income (loss) Core	$880	$730	$796	($65)	$866

Average common shares outstanding	3,224,053	3,214,247	3,206,501	2,712,547	2,710,803

Core net income (loss) per share	$0.27	$0.23	$0.25	($0.02)	$0.32

Tangible book value:
Total stockholders’ equity	$44,161	$43,721	$42,978	$42,303	$36,720
Less: Goodwill	5,408	5,408	4,757	4,757	2,297
Less: Other intangible assets, net	1,497	1,593	1,425	1,501	1,175
Total tangible stockholders’ equity	$37,256	$36,720	$36,796	$36,045	$33,248

Common shares outstanding	3,229,467	3,220,934	3,206,927	3,205,544	2,711,258

Tangible book value per share	$11.54	$11.40	$11.47	$11.24	$12.26

Core return on average stockholders’ equity:
Net income (loss) GAAP	$971	$855	$753	($406)	$622
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	100	220	(1)	9	7
Add: Acquisition related expenses, net of tax	9	95	42	350	251
Net income (loss) Core	$880	$730	$795	($65)	$866

Average stockholders’ equity	$44,232	$43,410	$42,835	$36,942	$36,558

Core return on average stockholders’ equity	7.91%	6.76%	7.47%	(0.70%)	9.39%

Return on average tangible equity:
Net income (loss) GAAP	$971	$855	$753	($406)	$622

Average stockholders’ equity	$44,232	$43,410	$42,835	$36,942	$36,558
Less: average intangibles	6,953	6,592	6,220	4,865	1,736
Average tangible stockholders’ equity	$37,279	$36,819	$36,615	$32,077	$34,822

Return on average tangible stockholders’ equity	10.36%	9.34%	8.27%	(5.02%)	7.09%

Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$971	$855	$753	($406)	$622
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	100	220	(1)	9	7
Add: Acquisition related expenses, net of tax	9	95	42	350	251
Net income (loss) Core	$880	$730	$796	($65)	$866

Average stockholders’ equity	$44,232	$43,410	$42,835	$36,942	$36,558
Less: average intangibles	6,953	6,592	6,220	4,865	1,736
Average tangible stockholders’ equity	$37,279	$36,819	$36,615	$32,077	$34,822

Core return on average tangible stockholders’ equity	9.39%	7.97%	8.74%	(0.80%)	9.86%

Core return on average assets:
Net income (loss) GAAP	$971	$855	$753	($406)	$622

Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	100	220	(1)	9	7
Add: Acquisition related expenses, net of tax	9	95	42	350	251
Net income (loss) Core	$880	$730	$796	($65)	$866

Average assets	$530,657	$533,331	$545,074	$458,493	$448,252

Core return on average assets	0.66%	0.55%	0.59%	(0.06%)	0.77%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Sept 30 2016	Sept 30 2015
Nine months ended:

Core net income per share:
Net income (loss) GAAP	$2,579	($348)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	319	(20)
Add: Acquisition related expenses, net of tax	147	1,815
Net income Core	$2,406	$1,487

Average common shares outstanding	3,214,967	2,709,887

Core net income per share	$0.75	$0.55